Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 20, 2002, in the Registration Statement of Neuberger Berman New York Intermediate Municipal Fund Inc.


                                            ERNST & YOUNG LLP


Boston, Massachusetts
October __, 2002